Exhibit 4.2

WHEN RECORDED MAIL TO:
VINSON & ELKINS L.L.P.
2500 First City Tower
1001 Fannin Street
Houston, TX 77002-6760
Attn:  Lauren Hagerty



                		 DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
               		SECURITY AGREEMENT AND FINANCING STATEMENT
               		__________________________________________

	THIS DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage") entered into as of the effective time and date hereinafter stated (the "Effective Date") by and between FOREST OIL CORPORATION, a New York corporation, whose address for notice hereunder is 950 17th Street, Colorado National Building, Denver, Colorado 80202 (the "Mortgagor"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Beneficiary").


                  			  W I T N E S S E T H:
                  			  ____________________

                  				       I.

	To secure payment of the Indebtedness (as hereinafter defined) and the performance of the covenants and obligations herein contained and in consideration of the sum of One Thousand Dollars ($1,000.00) and other valuable consideration in hand paid by Beneficiary to Mortgagor and in consideration of the debts and trusts hereinafter mentioned, the receipt and sufficiency of all of which are hereby acknowledged, Mortgagor does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, TRANSFER and CONVEY unto Andrew S. Fastow of Houston, Texas, as Trustee, whose address for notice hereunder is 1400 Smith Street, Houston, Texas 77002 ("Trustee") and his successors and substitutes in trust hereunder, for the use and benefit of Beneficiary, the following described real and personal property, rights, titles, interests and estates (collectively called the "Mortgaged Property"), to-wit:

	(a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the undivided interests in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates (such interests collectively called the "Leases") which are described on Exhibit A hereto or which Leases are otherwise referred to herein.



	(b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to on attached Exhibit A; and (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage or which relate to any of the Leases or interests in the Leases described or referred to herein or on attached Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests.

	(c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the "Hydrocarbons") in and under and which may be produced and saved from or attributable to the Leases, the lands covered thereby and Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage and including specifically but without limitation all liens and security interests in such Hydrocarbons securing payment of proceeds resulting from the sale of Hydrocarbons.

	(d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the rights, titles, interests and estates described or referred to in paragraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes and licenses together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

	(e) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor's behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder.

	(f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases and every part and parcel thereof, including, without limitation, all rights, titles, interests or estates in and to the Leases as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as hereinafter defined) to which any of the Leases are subject, or otherwise; together with any and all renewals and extensions of any of the Leases; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Leases, less and except any overriding royalty interests hereafter acquired by Mortgagor in and to the Leases.

	(g) All accounts, contract rights, inventory and general intangibles constituting a part of, relating to or arising out of those portions of the Mortgaged Property which are described in paragraphs (a) through (f) above and all proceeds and products of all such portions of the Mortgaged Property.

	TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and to his successors and assigns forever to secure the payment of the Indebtedness (hereinafter defined) and to secure the performance of the covenants, agreements, and obligations of the Mortgagor herein contained.

				                        II.

	This Mortgage is executed and delivered by Mortgagor to secure and enforce the Indebtedness described below:

	(a) All Indebtedness as such term is defined in that certain Loan Agreement dated December 28, 1993 by and among Mortgagor and Beneficiary (as amended or restated from time to time, the "Loan Agreement"), providing for loans and advances to be made from time to time by Beneficiary to Mortgagor including without limitation all amounts evidenced and to be evidenced by the Note as said term is defined in the Loan Agreement in the aggregate principal amount of $100,000,000.

	(b) The indebtedness evidenced by the Note in the principal amount and with interest, collection and attorney's fees, all as provided therein; all renewals, modifications, rearrangements or extensions of the Note, in whole or in part; any sums which may be advanced or paid by Beneficiary or Trustee under the terms hereof on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein; and all other indebtedness of Mortgagor arising pursuant to the provisions of this Mortgage.

	(c) Any additional loans or advances made by Beneficiary to or for the benefit of Mortgagor pursuant to the Loan Agreement or any other instrument executed in connection therewith. It is contemplated that Beneficiary may lend additional sums to Mortgagor from time to time, but shall not be obligated to do so, and Mortgagor agrees that any such additional loans shall be secured by this Mortgage.

	(d) Any amounts due or which become due by Mortgagor under that certain Swap Agreement (Basic Swap) between Mortgagor and Beneficiary dated December 28, 1993 or any other Price Protection Agreement, as defined in the Loan Agreement entered into between Mortgagor and Beneficiary, as the same may be amended or restated from time to time.

	The term "Indebtedness" as used herein shall mean and include the Note and all other indebtedness described, referred to or mentioned in paragraphs (a) through (d), inclusive, of this Section II, whether now existing or hereafter arising.

	The Indebtedness secured hereby is payable on or before December 31, 2000.

				                        III.

	Mortgagor hereby represents, warrants and covenants as follows:

	(a) To the extent of the undivided interests specified on attached Exhibit A, Mortgagor has good and marketable title to and is possessed of the Mortgaged Property; the Mortgaged Property is free of any and all liens, encumbrances, security interests, contracts, agreements, preferential purchase rights, unitization agreements or unitization orders or other restrictions or limitations of any nature or kind (collectively called the "Encumbrances") except those permitted Encumbrances which may be specified herein or on attached Exhibit A; that Mortgagor's ownership of the Leases and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Encumbrances, afford Mortgagor not less than those net interests in the production from or which is allocated to such Leases as specified on attached Exhibit A and will cause Mortgagor to bear not more than that portion of the costs of drilling, developing and operating the wells identified on Exhibit A as such portion is specified on said Exhibit; none of the Encumbrances include any "take or pay," gas balancing or other similar provisions in accordance with which Hydrocarbons have been or may be produced and delivered without Mortgagor then or thereafter receiving full payment therefor and no gas imbalances presently exist; except as otherwise disclosed by Mortgagor to Beneficiary in writing, none of the Mortgaged Property is subject to any contractual or other arrangement whereby payment for production therefrom is to be deferred for a substantial period of time after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days); none of the Mortgaged Property is subject to a gas sales contract which contains terms which are not customary in the industry; none of the Mortgaged Property is subject at present to any regulatory refund obligation and to Mortgagor's knowledge no facts exist which might cause the same to be imposed; Hydrocarbons currently being produced and sold from or allocated to the Mortgaged Property are being purchased by those parties and entities identified as "Purchaser" on attached Exhibit A and Mortgagor is currently receiving payment and accounting for the proceeds attributable to such Hydrocarbons from those parties or entities identified as "Remitter" on said attached Exhibit A.

	(b) Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the lien created hereby so long as any of the Indebtedness secured hereby remains unpaid. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, Mortgagor agrees it will immediately defend against such adverse claim or take appropriate action to remove such cloud at Mortgagor's cost and expense, and Mortgagor further agrees that the Trustee and/or Beneficiary may take such other action as they deem advisable to protect and preserve their interests in the Mortgaged Property, and in such event Mortgagor will indemnify the Trustee and Beneficiary against any and all cost, attorney's fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud. Such obligation of Mortgagor shall be payable as provided in the Loan Agreement. Except for sales of Hydrocarbons as and when produced and in the ordinary course of Mortgagor's business or as may be otherwise provided for in writing, Mortgagor will not sell, convey or in any manner dispose of the Mortgaged Property or any portion thereof without first securing the written consent of the Beneficiary.

	(c) This Mortgage is, and always will be kept, a direct first lien and security interest upon the Mortgaged Property subject only to the permitted Encumbrances described on Exhibit A and Mortgagor will not create or suffer to be created or permit to exist any lien, security interest or charge prior or junior to or on a parity with the lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom, and Mortgagor will, from time to time, pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges lawfully levied or assessed upon the Mortgaged Property or any part thereof, or upon or arising from any of the rents, issues, revenues, profits and other income from the Mortgaged Property, or incident to or in connection with the production of Hydrocarbons or other minerals therefrom, or the operation and development thereof; provided, that the foregoing covenant shall be suspended so long as the amount, applicability or validity of any such charges is being diligently contested in good faith by appropriate proceedings and if Mortgagor shall have set up reserves therefor which are adequate under generally accepted accounting principles.

	(d) Mortgagor will at its own expense do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency all of the Mortgaged Property, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Mortgaged Property will be fully preserved and maintained in accordance with generally accepted practices in the industry.

	(e) Mortgagor will promptly pay and discharge its share of all rentals, delay rentals, royalties and indebtedness accruing under, and Mortgagor will perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, subleases, contracts and agreements described or referred to herein or affecting Mortgagor's interests in the Mortgaged Property, and will do all other things necessary to keep unimpaired Mortgagor's rights with respect thereto and prevent any forfeiture thereof or default thereunder. Mortgagor will operate the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the Mortgaged Property is situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and other minerals therefrom. Mortgagor will do or cause to be done such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the approved practices of operators in the industry, including all that which may be appropriate to be done to protect from diminution the productive capacity of the Mortgaged Property and each producing well thereon including, without limitation, cleaning out and reconditioning each well from time to time, plugging and completing at a different interval or zone each such well, drilling a substitute well to conform to changed spacing regulations and to protect the Mortgaged Property against drainage whenever and as often as is necessary.

	(f)     Mortgagor will maintain the insurance coverages as specified in
Section 4.09 of the Loan Agreement. The loss payable clauses with respect to all property damage coverage shall be endorsed in favor of and made payable to the Beneficiary as the interests of the Beneficiary may appear and the Beneficiary shall be named as an additional insured with respect to all insurance providing liability coverages. The Beneficiary shall have the right to collect, and Mortgagor hereby assigns to the Beneficiary, any and all monies that may become payable under any policies of property damage insurance and the Beneficiary may apply all or any part of the sums so collected at the Beneficiary's election toward payment of the Indebtedness, whether or not such Indebtedness is then due and payable. If Beneficiary elects to apply such proceeds to the Indebtedness and after payment in full of such Indebtedness should any surplus remain, said surplus shall be paid over to Mortgagor.

	(g) Mortgagor will permit the Trustee and/or the Beneficiary and the agents of either of them to visit and inspect any of the Mortgaged Property at their sole risk, to examine the books of account of Mortgagor and to discuss the affairs, finances or accounts of Mortgagor, and to be advised as to the same by any officer or employee of Mortgagor, all at such reasonable times or intervals as the Trustee or the Beneficiary may desire.

	(h) Mortgagor will, upon request by Beneficiary, furnish or cause to be furnished to the Beneficiary reports prepared by or for Mortgagor concerning the productivity and the productive life of all or any wells included in the Mortgaged Property; the quantity of the Hydrocarbons and other minerals recoverable therefrom; the projected income and expense attributable to the Mortgaged Property; and the expediency of any change in methods of treatment or operation of all of any well included in the Mortgaged Property; any new drilling or development; any abandonment or proposed abandonment of any well; any plugging of any well or reopening of same at a different interval or zone; any method of repressuring in the field or any other action with respect to the Mortgaged Property; and further upon request of the Beneficiary, will furnish a report of Ryder, Scott & Co. or another independent engineer acceptable to the Beneficiary covering such of the foregoing matters as shall be so requested. Mortgagor will, also upon request by the Beneficiary, furnish the Beneficiary within thirty (30) days after the end of Mortgagor's fiscal quarter a report showing for such fiscal quarter the gross proceeds of the sale of Hydrocarbons and other minerals from the Mortgaged Property, the quantities so sold, the taxes deducted from or paid out of such proceeds, the number of wells operated, drilled and abandoned and such other information as the Beneficiary may reasonably request.

	(i)     Mortgagor will comply with the obligations of Sections 4.08 and
8.04 of the Loan Agreement with respect to payment of or reimbursement for expenses and indemnification made by the Mortgagor to or for the benefit of Beneficiary. Any amount to be paid hereunder by Mortgagor to the Trustee or the Beneficiary shall be a demand obligation owing by Mortgagor (which obligation Mortgagor hereby expressly promises to pay) to the Trustee or the Beneficiary (as the case may be) and shall bear interest as set for in the Loan Agreement.

	(j) Mortgagor will execute and deliver such further instruments and do such further acts as may be necessary or desirable or as may be reasonably requested by the Trustee or the Beneficiary to carry out more effectively the purposes of this Mortgage and to subject to the lien created hereby any properties, rights and interests covered or intended to be covered hereby. At the request of the Beneficiary, Mortgagor will deliver to Beneficiary an inventory and/or financing statements describing and showing the make, model, serial number and location of all equipment and machinery forming a part of the Mortgaged Property.

	(k) If any tax is levied or assessed against the Indebtedness described herein or any part thereof, or against this Mortgage, or against the Beneficiary with respect to the Indebtedness or any part thereof or this Mortgage, Mortgagor shall promptly pay the same.

	(l) All or portions of the Mortgaged Property may be comprised of interests in the Leases which are other than working interests or which may be operated by a party or parties other than Mortgagor and with respect to all or any such Leases as may be comprised of interests other than working interests or which may be operated by parties other than Mortgagor, Mortgagor's covenants as expressed in paragraphs (d) through (g) inclusive of this
Section III are modified to require that Mortgagor use its best efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Leases.

	(m) Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder, the Trustee and/or the Beneficiary in Mortgagor's name or its own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by the Trustee or the Beneficiary and any money so paid by the Trustee or the Beneficiary shall be a demand obligation owing by Mortgagor to the Trustee or the Beneficiary and the Trustee or the Beneficiary, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to holders of the Indebtedness and/or the Trustee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Trustee or the Beneficiary until paid as provided in the Loan Agreement, and all such amounts together with such interest thereon shall be a part of the Indebtedness and shall be secured by this Mortgage.

	(n) Mortgagor is not a "foreign person" within the meaning of (i) the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), Sections 1445 and 7701 (i.e., Mortgagor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder), or
(ii) 22 U.S.C.A. Section 3101 et seq. (International Investment Survey Act of
1976).

				                        IV.

	(a)     Upon the occurrence of any Event of Default as defined in
Section 6.01 of the Loan Agreement, Beneficiary may, in accordance with the provisions of the Loan Agreement declare the Note to be due and payable whereupon said Note shall become immediately due and payable without notice of any kind; provided, however, that the occurrence of an Event of Default as described in Section 6.01(e), (f) and (g) of the Loan Agreement shall result in the immediate and automatic acceleration of maturity of the Note and all other Indebtedness. All costs and expenses (including attorneys' fees) incurred by the Beneficiary in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor and shall bear interest as provided in the Loan Agreement and shall constitute a portion of the indebtedness secured hereby and shall have the benefit of the lien, privilege and security interest hereby created.

	(b) If the Note or any of the Indebtedness shall become due and payable, and Mortgagor shall not promptly pay the same, the Beneficiary shall have the right and option to proceed with foreclosure by directing the Trustee, or his successors or substitutes in trust, to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers. Any sale of any part of the Mortgaged Property located in the State of Texas shall be made at the area designated by the Commissioner's Court (or if no area is designated by the Commissioners Court, the area designated in the notice of sale at the courthouse of the county in which such part of the Mortgaged Property to be sold at such sale is located), on the first Tuesday in any month, between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M. to the highest bidder for cash at public auction, after the Trustee shall have given notice of sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust. Where any part of the Mortgaged Property is situated in more than one county, notices as above provided shall be posted and filed in all such counties, and all such Mortgaged Property may be sold in any such county and such notice shall designate the county where such Mortgaged Property is to be sold. The affidavit of any person having knowledge of the facts to the effect that such notice was completed shall be prima facie evidence of the fact of notice. In the event any sale hereunder is not completed or is defective in the opinion of the Beneficiary, such sale shall not exhaust the power of sale hereunder, and the Beneficiary shall have the right to cause a subsequent sale or sales to be made by the Trustee. Upon receipt of the sale price in the case of a third party purchase or upon the crediting of the Indebtedness to the sales price if the purchaser is the Beneficiary, the Trustee is hereby authorized, empowered and directed to make due conveyance to the purchaser or purchasers, with general warranty binding upon Mortgagor and the heirs, successors and assigns of Mortgagor subject to the matters set forth on Exhibit A. The right of sale hereunder shall not be exhausted by one or more such sales, and the Trustee may make other and successive sales until all of the Mortgaged Property be legally sold or the Note and all of the Indebtedness shall have been paid. Mortgagor hereby irrevocably appoints the Trustee to be the attorney of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on the Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Trustee or any public officer acting under execution or order of court to have physically present or constructively in his possession any of the Mortgaged Property, and Mortgagor hereby agrees to deliver all of such personal property to the purchasers at such sale on the date of sale, and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered. Recitals contained in any conveyance made by the Trustee to any purchaser at any sale made pursuant hereto shall conclusively establish the truth and accuracy of the matters therein treated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, or the interest accrued on, the Note or any of the Indebtedness after the same has become due and payable, advertisement and conduct of such sale in the manner provided herein and appointment of any successor trustee hereunder. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee conducting the sale. The Beneficiary shall have the right to become the purchaser at any sale held by the Trustee or by any receiver or public officer and shall have the right to have the amount of Indebtedness then owing to the Beneficiary credited against the amount of the bid made by the Beneficiary at such sale.

	(c) If the Note or any of the Indebtedness shall become due and payable and shall not be promptly paid, the Trustee or the Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Trustee and/or the Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Trustee and/or the Beneficiary and shall bear interest from the date of making such advance by the Trustee and/or the Beneficiary until paid as provided in the Loan Agreement. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, the Trustee or Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Trustee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as the Trustee shall deem best. All reasonable costs, expenses and liabilities of every character incurred by the Trustee and/or the Beneficiary in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Trustee and/or the Beneficiary and shall bear interest from date of expenditure until paid as provided in the Loan Agreement, all of which shall constitute a portion of the Indebtedness and shall be secured by this Mortgage and by any other instrument securing the Indebtedness. In connection with any action taken by the Trustee and/or the Beneficiary pursuant to this paragraph (c), the Trustee and/or the Beneficiary shall not be liable for any loss sustained by Mortgagor resulting from any act or omission of the Trustee and/or the Beneficiary in administering, managing, operating or controlling the Mortgaged Property unless such loss is caused by its own willful misconduct and/or bad faith, nor shall the Trustee and/or the Beneficiary be obligated to perform or discharge any obligation, duty or liability of Mortgagor. Mortgagor shall and does hereby agree to indemnify the Trustee and/or the Beneficiary for, and to hold the Trustee and/or the Beneficiary harmless from, any and all liability, loss or damage which may or might be incurred by the Trustee and/or the Beneficiary (except for liability, loss or damage resulting by reason of the willful misconduct and/or bad faith of the Trustee and/or the Beneficiary) or the exercise of rights or remedies hereunder; should the Trustee and/or the Beneficiary make any expenditure on account of any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Trustee and/or the Beneficiary and shall bear interest from the date expended until paid as provided in the Loan Agreement, shall be a part of the Indebtedness and shall be secured by this Mortgage and any other instrument securing the secured indebtedness. Mortgagor hereby assents to, ratifies and confirms any and all actions of the Trustee and/or the Beneficiary with respect to the Mortgaged Property taken under this paragraph (c), except as otherwise provided herein.

	(d) Every right, power and remedy herein given to the Trustee or the Beneficiary shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee or the Beneficiary in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

	(e) Any sale or sales of the Mortgaged Property or any part thereof, whether under the power of sale herein granted and conferred or under and by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, its successors and assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, its successors and assigns subject to the matters set forth on Exhibit A; and Mortgagor, if requested by the Trustee or the Beneficiary so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold. The proceeds of any sale of the Mortgaged Property or any part thereof and all other moneys received by the Trustee in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied first, to the payment of all reasonable expenses incurred by the Trustee or the Beneficiary incident to the enforcement of this Mortgage, the Note or any of the Indebtedness (including, without limiting the generality of the foregoing, reasonable expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, legal fees and a reasonable commission to the Trustee acting), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Beneficiary under this Mortgage or in executing any trust or power hereunder; and then to payment of the Note and the Indebtedness in such order and manner as the Beneficiary may elect. The Beneficiary may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Indebtedness secured hereby, in whole or in part, and in such portions and in such order as may seem best to the Beneficiary in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens created by this Mortgage. Should any surplus or balance remain from any sale of the Mortgaged Property after the payment in full of the Indebtedness, any such surplus or balance shall be paid to Mortgagor. Mortgagor agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim through or under it, waives to the extent that it may lawfully do so, any and all right to have the property included in the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety or in parcels. If any law referred to herein and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.


				                        V.


	(a) Mortgagor has absolutely and unconditionally assigned, transferred, and conveyed, and does hereby absolutely and unconditionally assign, transfer and convey unto Beneficiary, its successors and assigns, Mortgagor's net revenue interest share as set forth in Exhibit A of all of the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as "take or pay" payments or settlements. The Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Beneficiary, free and clear of all taxes, charges, costs, and expenses; and all such revenues and proceeds shall be paid directly to the Beneficiary, for deposit to the Lender's Account as defined in the Loan Agreement, with no duty or obligation of any party paying the same to inquire into the rights of the Beneficiary to receive the same, what application is made thereof, or as to any other matter. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by the Beneficiary or any party in order to have said proceeds and revenues so paid to the Beneficiary. The Beneficiary is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or the Beneficiary for the account of Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Indebtedness, when received, regardless of the maturity of any of the Indebtedness, or any installment thereof; and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. The Beneficiary shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Beneficiary shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Beneficiary in order to collect such funds and to protect the interests of the Beneficiary, and/or Mortgagor, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor. Mortgagor hereby agrees to indemnify the Beneficiary against all claims, actions, liabilities, judgments, costs, charges and attorneys' fees made against or incurred by it based on the assertion that the Beneficiary has received funds from the production of Hydrocarbons claimed by third persons either before or after the payment in full of the Indebtedness. The Beneficiary shall have the right to defend against any such claims, actions and judgments, employing its attorneys therefor, and if the Beneficiary is not furnished with reasonable indemnity, it shall have the right to compromise and adjust any such claims, actions and judgments. Mortgagor agrees to indemnify and pay to the Beneficiary any and all such claims, judgments, costs, charges and attorney's fees as may be paid in any judgment, release or discharge thereof or as may be adjudged against the Beneficiary. Such obligation shall be payable on demand and shall bear interest from the date of demand therefor until paid as provided in the Loan Agreement. Mortgagor hereby appoints Beneficiary as its attorney-in-fact to pursue any and all rights of Mortgagor to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons, including but not limited to those liens and security interests provided for by Section 9.319 of the Texas Business and Commerce Code and/or any similar laws of any other states in which the Mortgaged Property or any part thereof may be located. In addition to the rights granted to Trustee and/or Beneficiary in Section I (c) of this Mortgage, Mortgagor hereby further transfers and assigns to Beneficiary any and all such liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to Beneficiary in this paragraph, being coupled with an interest, shall be irrevocable so long as the Indebtedness or any part thereof remains unpaid.

	Notwithstanding anything to the contrary in the foregoing provisions in this Article, for so long as no Suspension Event as defined in the Loan Agreement shall exist, Mortgagor shall have the license to collect all of the revenues attributable to the Mortgaged Property; and no such payment shall affect or impair the lien of this Mortgage or the validity and effect of the assignment contained in this Article V(a). During a Suspension Event, such license shall be revoked and all proceeds of the sale of oil, gas or other minerals in and under or produced from the Mortgaged Property assigned hereunder shall be paid directly to Mortgagee in the manner provided in
Article V(a). In the event payments are made directly to Mortgagee and then, at the request of Mortgagee, payments are, for periods of time, paid to Mortgagor, Mortgagee shall nevertheless have the right, effective upon written notice, to require that future payments be again made to it.

	(b) Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Note and all other Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.

	(c) To further secure the Indebtedness, Mortgagor hereby grants to the Beneficiary a security interest in and to the Mortgaged Property insofar as the Mortgaged Property consists of equipment, accounts, contract rights, general intangibles, inventory, Hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Texas Uniform Commercial Code, including the proceeds and products from any and all of such personal property. Upon the happening of any of the Events of Default, the Beneficiary is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the applicable Uniform Commercial Code with reference to the personal property and fixtures in which the Beneficiary has been granted a security interest herein, or the Trustee or the Beneficiary may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Mortgage in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Beneficiary under any other provision of this instrument or under any other instrument executed in connection with or as security for the Note or any of the Indebtedness. Written notice mailed to Mortgagor as provided herein at least five business (5) days prior to the date of public sale of any part of the Mortgaged Property which is personal property subject to the provisions of the Uniform Commercial Code, shall constitute reasonable notice.

	(d) Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein or on attached Exhibit A;
(ii) the security interests created hereby under applicable provisions of the Uniform Commercial Code of one or more of the jurisdictions in which the Mortgaged Property is situated will attach to Hydrocarbons (minerals including oil and gas) or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (iii) this instrument is to be filed of record in the real estate records as a financing statement, and (iv) Mortgagor is the record title owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

				                        VI.

	(a) It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Mortgage or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, or any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Mortgage or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Beneficiary. The Trustee shall have the right to advise with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for his own willful misconduct and/or bad faith; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

	(b) The Trustee may resign by written notice addressed to or be removed at any time with or without cause by an instrument in writing duly executed on behalf of the Beneficiary. In case of the death, resignation or removal of the Trustee, a successor trustee may be appointed by the Beneficiary by instrument of substitution complying with any applicable requirements of law, or, in the absence of any such requirement, without other formality than appointment and designation in writing. Written notice of such appointment and designation shall be given by the Beneficiary to Mortgagor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and, upon the making of any such appointment and designation, this Mortgage shall vest in the successor trustee named all the estate and title in and to all of the Mortgaged Property, and he shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate a successor trustee hereunder but such right may be exercised repeatedly as long as any Indebtedness remains unpaid hereunder. If no successor Trustee shall have been appointed as contemplated by the foregoing provisions, or if appointed shall not have accepted the appointment, within 30 days after the resignation of, or the occurrence of a vacancy in the office of, the Trustee, then upon application of the Beneficiary or the retiring Trustee, a successor trustee may be appointed by any court of competent jurisdiction. In case the Note or any or all of the Indebtedness shall become due and payable and shall not promptly be paid, then upon request of the Beneficiary, the Trustee shall give security, satisfactory to the Beneficiary, for the faithful performance and discharge of his duties hereunder. The cost of, or premium paid for, any bond which may be given as all or part of such security shall be an expense of the Trustee for which he is entitled to reimbursement as provided herein. To facilitate the administration of the duties hereunder, the Beneficiary may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Beneficiary may designate.

				                        VII.

	(a) If all Indebtedness secured hereby shall be paid, this Mortgage shall become null and void and the Mortgaged Property shall revert to Mortgagor, and the Beneficiary shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

	(b) If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee and the Beneficiary in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

	(c) This instrument may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth.

	(d) The term "Mortgagor" as used herein shall mean and include all and each of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage. The number and gender of pronouns used in referring to Mortgagor shall be construed to mean and correspond with the number and gender of the individuals, partnerships, corporations or other legal entities or persons executing this Mortgage as Mortgagor. The term "Beneficiary" as used herein shall mean and include any legal owner, holder, assignee or pledgee of any of the Indebtedness secured hereby. The terms used to designate Trustee, Beneficiary and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties.

	(e) To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by the Beneficiary at Mortgagor's request, and the Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by the Beneficiary, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

	(f) This instrument is made with full substitution and subrogation of the Trustee and his successors in this trust and his and their assigns in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

	(g) The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

	(h) All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by Texas Property
Code Section 51.002, as amended, or as required by any laws of any other state in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

	(i) In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's representatives, successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any lease of the Mortgaged Property or any part thereof.

	(j) This instrument shall be governed by and enforced in accordance with the laws of the State of Texas. Mortgagor and Beneficiary expressly acknowledge, agree and confirm, however, that the Note and the Loan Agreement are and shall be construed in accordance with and governed by the law of the State of Colorado.

	(k) THE PARTIES HERETO SPECIFICALLY AGREE THAT THEY HAVE A DUTY TO READ THIS MORTGAGE AND AGREE THAT THEY ARE CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF; THAT SUCH PARTIES HAVE IN FACT READ THIS AGREEMENT AND ARE FULLY INFORMED AND HAVE FULL NOTICE AND KNOWLEDGE OF THE TERMS CONDITIONS AND AFFECTS OF THIS AGREEMENT; THAT EACH HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING EXECUTION HEREOF AND EACH HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE. EACH PARTY HERETO RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO COVENANTS AND AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT SUCH PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

	(l) This instrument is being executed in multiple counterparts each of which is an original and all of which are identical, containing all property descriptions included in Exhibit A. One of such counterpart originals has been delivered to each of the Mortgagor and the Beneficiary.

	WITNESS THE EXECUTION HEREOF, as of the 28th day of December, 1993.


 MORTGAGOR:

					  FOREST OIL CORPORATION


					  By: ____________________________
					  Name:   William L. Dorn
					  Title:  Chairman of the Board and
        					  Chief Executive Officer


 MORTGAGEE:

					  JOINT ENERGY DEVELOPMENT
					  INVESTMENTS LIMITED PARTNERSHIP

					  By: Enron Capital Corp., its
   						  general partner


					  By: ____________________________
     						Thomas S. Glanville
					     	Attorney-in-Fact



The name and address of the Debtor is:

	Forest Oil Corporation
	950 17th Street
	Colorado National Building
	Denver, Colorado 80202



The name and address of the Secured Party is:

	Joint Energy Development Investments Limited Partnership
	1400 Smith Street
	Houston, Texas  77002


THE STATE OF _________

COUNTY OF ____________

	THIS INSTRUMENT was acknowledged before me on December ______, 1993 by William L. Dorn, Chairman of the Board and Chief Executive Officer of Forest Oil Corporation, a New York corporation, on behalf of such corporation.



					_____________________________
					Notary Public in and for the
					State of ____________________
					Printed Name:________________
					My Commission Expires:
					_____________________________



THE STATE OF _________

COUNTY OF ____________

	THIS INSTRUMENT was acknowledged before me on December _____, 1993 by Thomas S. Glanville, attorney-in-fact on behalf of Enron Capital Corp., a Delaware corporation, in its capacity as general partner of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, on behalf of said partnership.



					_____________________________
					Notary Public in and for the
					State of ____________________
					Printed Name:________________
					My Commission Expires:
					_____________________________


___________________________________________________________________________






                   				  EXHIBIT "A"
                   				  ___________

                   				   "LEASES"
                   				   ________

OIL AND GAS LEASES
__________________

                                                                          												        Recording Data
                                                                              												    ______________

								                                                          W.I or                      Jim Hogg County   Zapata County
W & B                                                                         Ownership       _______________________________
Lease No.  Lessor                 Lessee      Date      Lease     Interest        NRI           Vol.    Page    Vol.    Page
_______________________________________________________________________________________________________________________________

TX13077    El Peyote Mineral Trust EDC       06/02/86             0.356430   0.2673225          ---     ---     348     141-163

TX13078    Eulalia Vela et al      EDC       04/18/88             0.356430   0.2673225          124     279     395     588
					                                        07/27/88
TX13079    William K. Morgan et ux EDC       03/26/88             0.356430   0.2673225          123     393     389     368
TX13079-A  William K. Morgan et al EDC       03/26/88             0.356430   0.2673225          123     388     389     362
TX13079-B  Felipe F. Suarez        EDC       05/02/92             0.356430   0.2851440          139     355     461     511
TX13079-E  Dorothy Bryan           W&B, Ltd. 08/18/93             0.356430   0.2584120          143     392     488      74
TX13079-F  Carroll Hadlock         W&B, Ltd. 08/18/93             0.356430   0.2584120          143     410     488      76
TX13079-H  Wilbur Hadlock          W&B, Ltd. 08/18/93             0.356430   0.2584120          143     395     488      78
TX13079-I  Alicia S. Morales       W&B, Ltd. 09/02/93             0.356430   0.2851440          143     407     488      80
TX13079-K  Juan Ramon Cuellar      W&B, Ltd. 08/18/93             0.356430   0.2851440          143     398     488      82
TX13079-M  James F. Frank          W&B, Ltd. 08/18/93             0.356430   0.2584120          143     404     488      84
TX13079-N  Frank Family Trust      W&B, Ltd. 08/18/93             0.356430   0.2584120          143     401     488      86
TX13079-Q  Belinda S. Canales      EDC       05/02/92             0.356430   0.2851440          139     436     462     317
TX13079-R  Leticia Suarez Gonzales EDC       05/02/92             0.356430   0.2851440          139     432     462     312
TX13079-S  Olinda S. Guerra        EDC       05/02/92             0.356430   0.2851440          139     428     462     307
TX13080    Lauro Lopez et al  J.L. Schneider 04/20/90             0.356430   0.2673225          ---     ---     424     645
TX13081    Eulalia Vela et al      W&B       05/02/91             1.000000   0.7500000          136     252     ---     ---
TX13085-A-GRafael San Miguel et al W&B, Ltd. 09/09/93             1.000000   0.7500000          ---     ---     489     404-446




SURFACE LEASES/EASEMENTS
________________________

TX13077-S  Est of Antonia G Saldana,etalEDC  09/07/90             0.356430        N/A           152     352     457     837
TX13078-S  Alan Holbein            EDC       03/15/88             0.356430        N/A           Unrecorded      Unrecorded



NON-PARTICIPATING ROYALTY
_________________________

TX13084    Brian S. Calhoun et ux  W&B et al 07/23/91 504ac       1.000000        0.0011186     148     316     446     480
                                          						  1596.7ac        0.289600        0.0009050
                                          						 249.475ac        0.356430        0.0011138
TX13084-A  Virginia Goodwin et vir W&B et al 04/08/93 504ac       0.356430        0.0023923     157     168     476     577
                                          						1596.725ac        0.356430        0.0066831
                                          						 249.475ac        0.356430        0.0066831




                           					"LAND"

1.      All of the J. M. Cuellar Survey No. 278, Abstract No. 423 containing
686.8 acres more or less.

2. The North Five Hundred Eight (508) acres of the A. Stehle Survey No. 4, Abstract No. 499, Certificate 12/2542, Original Grantee H & G. N. RY.
CO. The North 508 acres of said Survey No. 4 is described by metes and bounds in a Deed from Antonio G. Saldana to Francisco Garcia Trevino, et al., dated August 19, 1943 and recorded in Volume 51, Page 118-119 of the Deed Records of Zapata County, Texas

3. FIRST TRACT: The South 124.9 acres out of the A. Stehle Survey No. 4, Abstract No. 499, with the South line of this 124.9 acre tract being the South line of said Survey No. 4, the East line of this tract being a portion of the East line of said Survey No. 4, the West line of this tract being a portion of the West line of said Survey 4, and the North line of this tract being a line parallel to the South line of Survey No.
4, and a sufficient distance removed therefrom to the North so as to encompass exactly 124.9 acres of land;

	SECOND TRACT: The North 485 acres of the A. Stehle Survey No. 6, Abstract No. 497, being described as having as its North line the entire North line of said Survey No. 6, as its East line, a portion of the East line of said Survey No. 6, as its West lines a portion of the West lines of said Survey No. 6, and as its South line, a line parallel to the North line of said Survey No. 6, and a sufficient distance removed therefrom to the South so as to encompass exactly 485 acres;

	THIRD TRACT: All of the A. Stehle Survey No. 624, Abstract No. 500, containing 482.1 acres, more or less;

	FOURTH TRACT: The South 157.90 acres of the A. Stehle Survey No. 6, Abstract No. 497, with the South line of said 157.90 acre tract being the South line of said Survey No. 6, the East line of said 157.90 acre tract being a portion of the East line of said Survey No. 6, the West line of said 157.90 acre tract coinciding with the North or Northeast line of the Cerrito Blanco Grant, and the North line of said 157.90 acre tract being parallel to the South line of said Survey No. 6, and a sufficient distance removed therefrom to the North so as to encompass exactly 157.90 acres and containing 1249.9 acres, more or less.

4. FIRST TRACT: All of the Jose Fedoro Vela Survey No. 108, Abstract No. 548 in Zapata County, Texas, and Abstract No. 362 in Jim Hogg County,
Texas covering 67.25 acres;

	SECOND TRACT: All of the H.&G.N.R.R. Co. Survey No. 3, Abstract No. 51 in Zapata County, Texas, and Abstract No. 183 in Jim Hogg County, Texas covering 640 acres;

	THIRD TRACT: All of the T.&N.O.R.R. Co. Survey No. 5, Abstract No. 100 in Zapata County, Texas, and Abstract No. 318 in Jim Hogg County, Texas covering 640 acres and containing 1,347.25 acres, more or less.

5. All of the B.S. & F. (F.C. Guerra) Survey No. 86, Abstract No. 142, in Jim Hogg County, Texas and Abstract No. 436 in Zapata County, Texas and containing 640 acres, more or less.

6. A tract of land comprised of 249.475 acres, being the Northeast portion at a 2100.725 acre tract as described in Partition Deed dated September
11, 1951 to Hector Vela recorded in Volume 32, Page 463-465, Deed
Records of Jim Hogg County, Texas and being the south 9.835 acres out of Survey No. 581, E. P. Ashley, Jim Hogg County, Abstract No. 5, Patent
No. 598 dated December 16, 1885 and all of a 735.28 acre tract out of Survey No. 582, S. R. Peebles, Jim Hogg County, Abstract No. 243, Patent
No. 607, dated December 16, 1885 save and except for that portion of said 735.28 acre tract which is located within the exterior boundary of the Inexco-Vela No. 1 Gas Unit, described in Unit Declaration dated
October 28, 1981 and recorded in Volume 89, Page 363 Oil and Gas Lease
Records at Jim Hogg County, Texas.

7. All of a 735.28 acre tract out of Survey No. 582, S. R. Peebles Survey, Abstract No. 2113, Patent No. 607, dated December 16, 1885, save and except for that portion of said 735.28 acre tract which is located outside of the exterior boundary of the Inexco-Vela No. 1 Gas Unit as described in Unit Declaration dated October 28, 1981, and recorded in Volume 89, Page 363 of the Oil and Gas Lease Records of Jim Hogg County,
Texas and containing 504 acres more or less.



                                   				     "WELLS"
                                   				     _______

 Well Name               Location                                                    Working Interest        NRI
_________________________________________________________________________________________________________________

El Peyote No. 1         1400' FEL & 2100' FSL, T.&N.O.R.R. Svy No. 5                0.35643                 0.2673225
El Peyote No. 2         1300' FNL & 2100' FEL, A. Stehle Svy No. 6                  0.35643                 0.2673225
El Peyote No. 3         917' FWL & 1740' FSL, A. Stehle Svy No. 6                   0.35643                 0.2673225
El Peyote No. 4         370' FNL & 2161' FWL, A. Stehle Svy No. 6                   0.35643                 0.2673225
Loma Vieja No. 1        2500' FSL & 800' FNL, T.&N.O.R.R. Svy No. 5                 0.35643                 0.2749106
Loma Vieja No. 2        1825' FSL & 2050' FEL, H.&G.N.R.R., Svy No. 3               0.35643                 0.2749106
Loma Vieja No. 3        3250' FSL & 2800' FEL, H.&G.N.R.R., Svy No. 3               0.35643                 0.2749106
Loma Vieja No. 4        913' FEL & 933' FWL, T.&N.O.R.R., Svy No. 5                 0.35643                 0.2749106
Lopez No. 1             933' FEL & 2000' FSL, A Stehle, Svy No. 4                   0.35643                 0.2673225
E. Vela No. 1           Approx. 4025' FSL & 1025' FWL, S.P. Peebles, Svy No. 582    0.00000                 0.0035109



                			      "PERMITTED ENCUMBRANCES"
                			      ________________________

Letter Agreement between Energy Development Corporation and Wagner & Brown, dated September 2, 1988, Re: Martinez Prospect, Zapata & Jim Hogg Counties, Texas, as amended.

Operating Agreement between Energy Development Corporation as Operator and Wagner & Brown as Non-Operator, dated September 2, 1988.

                              					 --